Exhibit 99.2
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
     The table below itemizes the expenses, other than underwriting discounts and commissions, payable by Southwest Bancorp, Inc. in connection with the registration and issuance of the securities registered under the registration statement on Form S-3 filed with the Securities and Exchange Commission by Southwest and the Trust (Registration No. 333-1) which became effective on March 16, 2010, and the prospectus supplement thereto filed with the Securities and Exchange Commission on April 27, 2010.

Securities and Exchange Commission Registration Fee	$7,130
Legal Fees and Expenses	90,000
Accountants’ Fees and Expenses	90,000
Printing and Duplicating Expenses	25,000
Miscellaneous Expenses	2,870

Total	$215,000

     The amount of additional expenses which may be incurred in connection with the sale of additional securities that may be issued in connection with the additional prospectus supplements, if any, cannot be estimated at this time, but will be filed by amendment or in one or more Current Reports on Form 8-K.